CHUBB ASSET MANAGERS INC.

                                 ACCESS PERSON'S

                                 CODE OF CONDUCT

                                    HANDBOOK



                                    JULY 1999



                                                    Henry G. Gulick
                                                    Compliance Officer
                                                    Chubb Asset Managers, Inc.
                                                    15 Mountain View Road
                                                    Warren, New Jersey 07061
                                                    (908) 903-3561

                           CHUBB ASSET MANAGERS, INC.

                                 ACCESS PERSON'S

                                 CODE OF CONDUCT
                                    HANDBOOK



                                     PREFACE


      This handbook has been prepared for the use of Chubb Asset Managers, Inc. Access Persons.

      It contains copies of the Chubb Asset Managers, Inc. Code of Conduct, as revised effective July 1999 as well as copies of the various forms used in administering the Code of Conduct program.

      Should you have any questions about the Code of Conduct or the forms at any time, please feel free to contact the undersigned in my capacity as the Chubb Asset Managers, Inc. Compliance Officer.


                                                 Henry G. Gulick
                                                 July 1999

                           CHUBB ASSET MANAGERS, INC.


                                 ACCESS PERSON'S
                                 CODE OF CONDUCT
                                    HANDBOOK




                                TABLE OF CONTENTS

                                                                            PAGE

PREFACE

CHUBB ASSET MANAGERS, INC. CODE OF CONDUCT...................................  1

    I.       Purpose.........................................................  1
    II.      Federal Securities Law Standards................................  3
    III.     Prohibited Transactions.........................................  4
    IV.      Procedures - Trading and Inside Information.....................  8
    V.       Reports of Personal Securities Trading and other Duties of the
             Compliance Officer..............................................  9
    VI.      Sanctions....................................................... 11
    VII.     Definitions..................................................... 12


APPENDICES

    Listing of Access Persons and Operational Control Access Persons......... 15
    10-Day Notice of Personal Securities Trading............................. 16
    Access Person Statement of Compliance.................................... 17
    Quarterly Securities Transaction Report.................................. 18

                         Adopted as: The Code of Ethics
                                December 1, 1989

                         Revised to: The Code of Conduct
                                  February 1992
                                  January 1998
                                    July 1999





                           CHUBB ASSET MANAGERS, INC.

                                 CODE OF CONDUCT




                                    Governing
                        Personal Securities Transactions
                                       and
                    Prohibiting Misuse of Inside Information
                                       in
                                 compliance with
                  Rule 17(j)-1 under the Investment Company Act
               Rule 204-2(a)(12) under the Investment Advisers Act
                   Section 204A of the Investment Advisers Act








                                                 Henry G. Gulick
                                                 Compliance Officer
                                                 Chubb Asset Managers, Inc.
                                                 15 Mountain View Road
                                                 P.O. Box 1615
                                                 Warren, NJ 07061-1615
                                                 (908) 903-3561

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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
--------------------------------------------------------------------------------


                           CHUBB ASSET MANAGERS, INC.

                                 CODE OF CONDUCT

                   Governing Personal Securities Transactions
                  and Prohibiting Misuse of Inside Information
                          Revised Effective: July 1999


I.  PURPOSE.
    -------

This Code of Conduct ("Code") is intended to provide guidance to directors, officers and employees of Chubb Asset Managers, Inc. ("Company") and certain other Access Persons as to the minimum standards of conduct in personal securities transactions that are consistent with the Company's responsibilities to its clients, including Van Eck/Chubb Investment Funds and any other registered investment company for which the Company acts as investment adviser ("Fund" or "Funds"), and to provide assurance that those employees, directors and other Access Persons are in a position to act in the best interests of clients of the Company and will act in compliance with applicable law, specifically including the Insider Trading and Securities Fraud Enforcement Act of 1988. Moreover, in the interests of avoiding even the appearance of improper conduct, you will note this Code imposes standards which in some respects actually exceed what may be legally required.

This Code is not intended to discourage personal securities investments or sound personal investment programs on the part of those covered by the Code. It is intended rather to assure that personal investing does not conflict with fiduciary duties or legal requirements.

As a registered investment adviser, Chubb Asset Managers, Inc. and its employees, officers and directors, have a fiduciary duty to first consider the interests of the Company's clients in any securities transactions before their own, and not to act regarding their personal accounts in a way which would create a conflict with the interests of clients. As more fully described below, this Code is designed to prevent at least certain specific types of personal securities transactions:

      (1) Trading by an individual during a period when the individual knows that a securities recommendation is being considered to be made or is made by the Company to any client prior to the client's acting on the recommendation. Such trading could take advantage of, or could avoid possible short-run market effects of, or have a harmful effect on the client's transactions.

      (2) Unusual trading through, or on recommendations made by, brokers or dealers who provide research or execution services for the Company's management of clients' accounts. Highly active, hot issue, or unusually priced trading could motivate favoring a particular broker-dealer without regard to whether it provides best available execution of a client's portfolio transactions.

Moreover, this Code sets forth the Company's policy which forbids any of its officers, directors or

                                       1

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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
--------------------------------------------------------------------------------


employees as well as certain other Access Persons from trading, either personally or on behalf of others, including clients of the Company, while possessing material non-public information or communicating material non-public information to others who might trade on the basis thereof. Such insider trading or tipping violates law, is abusive of the securities markets and is of prime concern to market regulators and enforcement authorities. The Company's policy applies to every officer, director and employee of the Company as well as to certain other Access Persons and extends to activities within and outside their duties at the Company.

This Code prohibits such trading both directly and indirectly by a person covered by this Code, including through partnerships, personal holding companies or trusts over which such person has investment control or in which a beneficial interest is held, or by any dependent or member of the person's immediate family or household. It should also be noted that this Code applies to transactions in derivative securities, such as options.

Each employee, officer, director and other Access Person should undertake to have a reasonable understanding of and to comply with applicable Federal and state laws and the rules of the Securities and Exchange Commission ("SEC") governing his and her activities. Any person becoming aware of acts in violation of applicable statutes or regulations or provisions of this Code should promptly report the matter to the Compliance Officer. Each person should be sensitive not only to actual conflicts but to the appearance of conflicts. Conduct violating this Code can harm not only the person involved but clients and the reputation of the Company. As set forth in Article VI below, violation of this code can be expected to result in serious sanctions by the Company up to and including dismissal. Moreover, violations could well result in civil or criminal liability.

Each person covered by this Code will be given a copy of the Code annually by the Compliance Officer and asked to sign and return a Statement of Compliance to the Compliance Officer that s/he has received and read it, and that s/he agrees to report all personal securities transactions as provided in this Code.

If you have any questions regarding whether a proposed act or transaction involves a conflict of interest or material non-public information, the submission of reports, or interpretation of this Code, do not hesitate to consult the Compliance Officer. Except to the extent the records of the Company are subject to inspection by the SEC or to legal process, inquiries, reports and information will be held in confidence by the Compliance Officer and his or her assistants and legal counsel, unless they reveal a violation that warrants action by the Company or require a report to its Board of Directors.

Certain terms are capitalized when they appear in the Code of Conduct. They are defined terms, and the definitions are important. Defined terms are defined either immediately after their first use in this Code, or in the listings set forth in the last section of the Code.

                                       2

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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
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II.   FEDERAL SECURITIES LAW STANDARDS.
      --------------------------------

Rule 17j-1 under the Investment Company Act makes it unlawful for any affiliated person of the Company in connection with the direct or indirect Purchase or Sale of Securities Held or to be Acquired by any Fund:

      1.    To employ any device, scheme, or artifice to defraud any Fund;

      2. To make to any Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      3. To engage in any act, transaction, practice or course of business which operates or would operate as a fraud or deceit on any Fund; or

      4. To engage in any fraudulent, deceptive or manipulative practices with respect to any Fund.


This Rule requires the Company to adopt a written code of ethics containing provisions reasonably necessary to prevent Access Persons from engaging in any of the foregoing, and to use reasonable diligence and institute procedures necessary to prevent violations of such code.

Rule 204-2(a) (12) under the Investment Advisers Act requires the Company: to keep a record of every transaction in a security by any director or officer of the Company, any employee who makes or participates in the determination of recommendations or who in connection with his or her duties obtains information concerning such recommendations prior to their effective public dissemination, and any affiliated or controlling person of the Company who obtains such information; and to institute adequate procedures and use reasonable diligence to obtain promptly reports of all transactions required to be reported.

Section 204(A) of the Investment Advisers Act requires the Company to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of the Company's business, to prevent the misuse in violation of Federal securities laws of material non-public information by the Company or any person associated with the Company.

                                       3
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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
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III.  PROHIBITED AND RESTRICTEDTRANSACTIONS.
      -------------------------------------

      1.    INTERESTS CONFLICTING WITH RECOMMENDATIONS TO CLIENTS OF THE COMPANY
            --------------------------------------------------------------------

            Subject to subsection 2, no Access Person shall directly or indirectly engage in the Purchase or Sale of Securities in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest if such security, to that Access Person's actual knowledge at the time of such purchase or sale:

            (a)   is being considered for purchase or sale by any client*; or

            (b)   Is being purchased or sold by a client.

      2.    CERTAIN PRECLEARANCE TRANSACTIONS

            Subject to subsection 3, all Access Persons are required to preclear transactions as identified in (a), (b) and (c) of this subsection 2. Preclearance requests are effective for 3 business days from and including the date the clearance is granted. The following transactions are subject to preclearance under this subsection 2:

            a.) Initial Public Offerings (IPO). All Purchases directly or indirectly by an Access Person of securities in an IPO (except registered open-end investment company securities) are subject to obtaining written preclearance from the Compliance Officer:

            b.)   Private  Placement.   All  purchases  and  sales  directly  or
                  indirectly by an Access Person of unregistered securities (private placements) are subject to obtaining written preclearance from the Compliance Officer;

            c.) Short-Term Trading and Other Transactions. With respect to Access Persons who are determined by the Compliance Officer to have operational control over investment transactions of the Company ("Operational Control Access Persons") and who therefore are required under Article V of this Code to file a "10-day Notice of Personal Trading Report", all purchases or sales directly or indirectly by such Operational Control Access Persons of securities (other than those transactions which are required or authorized by other provisions of this Code to be subject to obtaining preclearance from the Compliance Officer) are subject to obtaining preclearance in writing from the Company's designated Control Officer in order to facilitate the elimination of potential conflicts including, among others, those relating to short-term (60 days or less) trading;

* A Security is being considered for purchase or sale beginning when a recommendation to purchase or sell such security has been made and communicated or, with respect to an Access Person making or participating in the recommendation, when such person seriously considers making such a recommendation. A security will normally no longer be subject to these restrictions after a determination is made not to purchase or sell the security for the account of any client or after 15 days have elapsed since the buying or selling program for any client has been completed.

                                       4
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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
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            provided  however,  the written  preclearance  requirements  of this
            Section III.2.c.) shall not apply to:

            (i) transactions in securities issued by any company included in the Standard and Poor's 500 Stock Index; or

            (ii) transactions during any calendar month of 201 or less shares and in an amount not exceeding $5,000.

      3.    THE PROHIBITIONS AND RESTRICTIONS OF SUBSECTION 1 AND 2 DO NOT APPLY
            --------------------------------------------------------------------
            TO:
            ---

            (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; or

            (b) Purchases or sales of securities which are not eligible for purchase or sale by any client. If there is any doubt as to which securities are eligible, consult the Compliance Officer; or

            (c) Purchases or sales which are non-volitional on the part of either the Access Person or the client; or

            (d) Purchases which are part of an automatic dividend reinvestment plan; or

            (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or

            (f) Purchases or sales which receive the prior approval of the Compliance Officer because (i) they are only remotely potentially harmful to a client in that they would be unlikely to affect a highly institutional market; or (ii) they are clearly not related economically to the securities to be purchased, sold or held by any client; or

            (g) Purchases or sales of (i) shares of registered open-end investment companies, (ii) securities issued by the government of the United States, (iii) securities issued or guaranteed as to principal or interest by the United States or certain instrumentalities of the government of the United States (such as FNMA and GNMA) which mature within 12 months, (iv) bankers' acceptances and bank certificates of deposit, (v) commercial paper and (vi) such other money market instruments as are designated by the Compliance Officer.

      4.    CONFLICTING INTEREST WITH BEST EXECUTION FOR CLIENT
            ---------------------------------------------------

No Access Person placing orders for clients with brokers or dealers shall purchase or sell, directly or indirectly, any security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest from, to or through such brokers or dealers if such transaction receives or


                                       5
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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
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represents  special  treatment in relation to its volume or terms or is based on recommendations made by such brokers or dealers.

      5.    INSIDER TRADING
            ---------------

No Access Person or employee of the Company shall purchase or sell, directly or indirectly, personally or on behalf of others, including clients, any security while in possession of material non-public information, or communicate material non-public information to others ("tipping") in violation of the law. This prohibition extends to activities within and outside such person's duties at the Company and,

            (a) Information is generally considered material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision, or when it is reasonably likely to have a substantial effect on the price of a company's securities. Examples include, but are not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. Material information does not have to relate to a company's business, but can include knowledge of a forthcoming report or recommendation concerning an issuer's securities that will have a significant market effect.

            (b) Information is generally considered non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. Examples would include information found in a report filed with the SEC, or appearing on the Dow Jones broad tape or in publications of general circulation.

            (c) It is unlawful not only to use inside information by trading while in possession of it but also to communicate (tip) such information to others who trade on the bases of it.

      6.    PENALTIES FOR INSIDER TRADING.
            -----------------------------

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person, for example can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            -     civil injunctions

            -     treble damages

            -     disgorgement of profits

            -     jail sentences

            - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and

            - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

                                       6
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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
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In addition,  as set forth in Article VI below any violation of this code can be expected to result in serious sanctions by the Company up to and including dismissal of the persons involved.

      7.    GIFTS
            -----

No Access Person may accept gifts or entertainment of more than nominal value from any person that does business with or on behalf of the Company or its clients, or any of their respective affiliates.

      8.    BOARD MEMBERSHIP
            ----------------

Approval from the Compliance Officer is required before any Access Person is permitted to serve as a board member of any for-profit organization.

                                       7
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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
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IV.   PROCEDURES - TRADING AND INSIDE INFORMATION
      -------------------------------------------

The following procedures have been established to aid our officers, directors and employees in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures consult the Compliance Officer.

      1.    IDENTIFYING INSIDE INFORMATION.
            ------------------------------

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

            a)    Is the  information  material?  Is  this  information  that an investor might consider important in making his or her investment decisions? Is this information that might substantially affect the market price of the securities if generally disclosed?

            b) Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL, other publications of general circulation or a report filed with the SEC?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps;

      i. Report the matter immediately to the Compliance Officer, including the date and time received, by whom and how the information was received.

      ii. Do not purchase or sell the securities on behalf of yourself or others.

      iii. Do not communicate the information other than to the Compliance Officer.

      iv. Information in your possession that you identify as material and non-public should be placed in a secured area and access to computer files containing material non-public information should be restricted.

      v. Notify the Compliance Officer immediately upon conveying any potentially material, non-public information to anyone else within the Chubb group of companies, including the date and time the information was conveyed, by whom and how the information was received. (Material, non-public information must sometimes be conveyed for valid business reasons, e.g., to take some action other than trading in securities.)

      vi. After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

                                       8
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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
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V.    REPORTS OF PERSONAL  SECURITIES TRADING AND OTHER DUTIES OF THE COMPLIANCE
      --------------------------------------------------------------------------
      OFFICER.
      --------

For purposes of Rule 204-2(a)(12), as a designated Access Person you must submit to the Compliance Officer within 10 days after the end of each calendar quarter a report (the "Quarterly Securities Transaction Report") of each securities transaction in which you, or your family (including your spouse, minor children and relatives who share your home), or trusts of which you are trustee or in which you have or acquire any direct or indirect Beneficial Interest. Written authorization excepting specific kinds of personal accounts or particular kinds of transactions from these reporting requirements may be granted in the discretion of the Compliance Officer. One example of a possible exception may be a trust account in which you have a Beneficial Interest but do not have the right to direct investments. No such exception shall be granted, however, for any personal account where investment discretion is retained, or where the personal account may be otherwise used to violate these policies and procedures.

Exempt from such reporting requirements under Rule 204-2(a)(12) are the following: (a) transactions effected in any account over which neither you, nor the Company, nor any other Access Person has any direct or indirect influence or control; (b) transactions in securities issued by affiliated or unaffiliated registered open-end investment companies; and (c) transactions in securities which are direct obligations of The United States.

Please note that due to the express wording of Rule 204-2(a)(12) as an Access Person you are required to report certain types of transactions (such as automatic dividend reinvestment plan transactions, or commercial paper transactions) even though such transactions may not be "prohibited" under Rule 17(j) or Section 204A as discussed above. Further, these Rule 204-2(a)(12) reporting requirements apply regardless of whether or not the subject securities are Securities Held or to be Acquired by a Fund or Client of the Company.

The Quarterly Securities Transaction Report shall include the name of the security, date and nature of the transaction, quantity, price and the name of the broker, dealer or bank through which the transaction was effected. If no reportable transactions occurred during the applicable quarter, the Quarterly Securities Transaction report should so state.

In addition, with respect to all securities transactions reportable in the Quarterly Securities Transaction Reports, those certain Access Persons who are specially identified and designated for such purposes by the Compliance Officer as having operational control over investment transactions of the Company, must also: (1) obtain written preclearance from the Company's Control Officer as set forth in Item III.2.c.) above; and (2) submit to the Compliance Officer a report (the "10-Day Notice of Personal Trading Report") of all such securities transactions within 10 days of the transaction trade date.

The Compliance Officer will prepare and furnish forms on which such 10-Day and Quarterly Reports are to be made, but may also accept in their place a directive to your broker to send duplicate confirmations of all trades to the Compliance Officer. The 10-Day and Quarterly Reports will be maintained and filed by the Compliance Officer as a record of security transactions by Access Persons as required by the securities laws. The reports will be available for reference during any compliance investigation.

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CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
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Personal securities  transactions will be reviewed by the Compliance Officer for signs of any unusual  trades or trading  patterns  which may indicate  that such
trades  are  being  made  based  on  non-public  material   information  or  for
indications of possible other violations of this Code.

The Compliance Officer shall be responsible for distributing this Code to each employee, officer and director of the Company and to other Access Persons at least annually, and for identifying and advising each Access Person of his or her status as such. The Compliance Officer shall be responsible for maintaining the records required by Rule 17j-1 of the Investment Company Act and Rule 204-2
(a) (12) of the Investment Advisers Act and by this Code and for reviewing all reports of transactions filed pursuant to this Article to ascertain whether any violation of this Code may have occurred, and shall report each violative or questionable transaction to the Board of Directors of the Company. The Compliance Officer shall also report to the Board of Directors of the Company on at least a quarterly basis with respect to the operation of this Code and related procedures. Such Officer may require other reports, specially or periodically, at his or her discretion.

Any Access Person having purchased or sold any direct or indirect Beneficial Interest in any security within 15 days of such security being considered for purchase or sale by any client shall, as soon as s/he becomes aware of such consideration, immediately report this fact and the nature of his or her interest to the Compliance Officer. If feasible within the applicable time constraints, such person shall refrain from participating in or influencing any such recommendation within the specified 15-day period unless the Compliance Officer has approved of such person's participation in the recommendation process. If advance review with the Compliance Officer is not practical due to applicable time constraints, however, then the Access Person may participate in such recommendation process without such prior approval from the Compliance Officer, but only on the condition that such Access Person must report her or his participation in such recommendation process to the Compliance Officer within 10 days after such participation.

VI.   SANCTIONS.
      ---------

Upon discovering a violation of this Code, the Board of Directors of the Company may impose such sanctions as it deems appropriate. These may include, among others, a request that any profits or reduction in losses realized by a person subject to this Code resulting from the prohibited conduct be paid over to the Company; a letter of censure; or suspension or termination of the person from association with the Company. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Directors of the Funds which respect to whose securities the violation occurred.

CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
--------------------------------------------------------------------------------


VII.  DEFINITIONS.
      -----------

"Access Person" means:

      (1)   Any director or officer of the Company;

      (2) Any employee of the Company (or of any company in a control relationship to the Company) who, in connection with her or his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a client, or whose functions relate to the making of any recommendation with respect to such purchases or sales, including any employee who places orders or otherwise arranges for transactions for any client but excluding any employee who received no information about current recommendations or trading;

      (3) Any natural person in a control relationship to the Company who obtains information (other than publicly available information) concerning recommendations made to any client with regard to the purchase or sale of a security; and

      (4)   Such other persons as may be designated by the Compliance Officer.

"Beneficial Interest" is a pecuniary interest, as interpreted in the same manner as in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, except that the determination of direct and indirect beneficial interest shall apply to all securities which an Access Person has or acquires. This would include among other examples, securities owned by a spouse or minor child, a relative who shares your home, any present interest in a trust or estate, certain interests in corporations and partnerships and most arrangements under which you have a present right to acquire ownership of a security.

"Control Officer" shall be the person designated by the President of the Company to perform such duties, provided that to the extent that the person so designated would otherwise be the direct subject of any particular decision or action of the Company Recorder, then, for the limited purposes of any such decision or action, the President of the Company shall serve as the Control Officer.

"Compliance Officer" shall be the person designated by the Board of Directors of the Company to perform such duties, provided that to the extent that the person so designated would otherwise be the direct subject of any particular decision or action of the Compliance Officer, then, for the limited purposes of any such decision or action, the President of the Company shall serve as the Compliance Officer.

"Operational   Control  Access  Person"  means  those  Access  Persons  who  are determined by the Compliance Officer to have operational control over the investment transactions of the Company.

"Purchase or Sale of Securities" includes, inter alia, writing an option to purchase or sell the security, the acquisition or disposition of an option, warrant, right or other interest relating to a security, and any security presently convertible into or exchangeable for a security held or to be acquired by a client.

CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
--------------------------------------------------------------------------------


"Securities Held or to be Acquired" by a client or Fund means any security which, within the most recent 15 days, (i) is or has been so held or (ii) is being or has been so considered for purchase by such clients or Fund.

CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
--------------------------------------------------------------------------------

















                                   APPENDICES

CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
--------------------------------------------------------------------------------


                           CHUBB ASSET MANAGERS, INC.
                           --------------------------

          LIST OF ACCESS PERSONS AND OPERATIONAL CONTROL ACCESS PERSONS
          -------------------------------------------------------------

                                 ACCESS PERSONS
                                 --------------


   INDIVIDUAL                TITLE
   ----------                -----
   Gail E. Devlin            Director
   Dean R. O'Hare            Director, Chairman and Chief Executive Officer
   Henry G. Gulick           Secretary
   Philip J. Sempier         Treasurer
   Conceta Gaglia                     Advisory Person/Representative
   Shirlene Moore                     Advisory Person/Representative
   Rose Marie Buckle         Advisory Person/Representative
   Lynn Peoples                       Advisory Person/Representative
   Pamela M. Siana           Advisory Person/Representative
   Tammie Vosburg            Advisory Person/Representative

                       OPERATIONAL CONTROL ACCESS PERSONS
                       ----------------------------------

   Michael O'Reilly          Director, President and Chief Operating Officer
   Roger Brookhouse          Senior Vice President
   Frederick W. Gaertner              Senior Vice President
   Ned I. Gerstman           Senior Vice President
   Marjorie D. Raines                 Senior Vice President
   Robert Witkoff                     Senior Vice President
   Thomas J. Swartz, III              Vice President
   Paul R. Geyer                      Vice President
   William Clarkson          Vice President
   Emma Fishwick             Vice President
   Peter Johnson                      Assistant Vice President
   Charles Chesebrough                Advisory Person/Representative
   Brian Gingrich                     Advisory Person/Representative

CHUBB ASSET MANAGERS, INC.      CODE OF CONDUCT                        JULY 1999
--------------------------------------------------------------------------------


                           CHUBB ASSET MANAGERS, INC.

                      ACCESS PERSON STATEMENT OF COMPLIANCE

FULL NAME:
          -------------------------------------------------------

SPOUSE'S NAME:
              ---------------------------------------------------

CHILDREN'S NAMES:  ---------------------

                   ---------------------

                   ---------------------

                             STATEMENT OF COMPLIANCE

I HAVE READ AND REVIEWED THE CHUBB ASSET MANAGERS CODE OF CONDUCT AS REVISED EFFECTIVE JULY 1999 AND AGREE TO COMPLY FULLY WITH THE CODE OF CONDUCT. I UNDERSTAND THAT ANY VIOLATION OF THE CODE OR FAILURE TO COMPLY WITH THE PROCEDURES COULD NOT ONLY RESULT IN MY IMMEDIATE DISMISSAL, BUT MAY ALSO SUBJECT ME, MY FAMILY, THE COMPANY, AND THE COMPANY'S DIRECTORS AND OFFICERS TO REGULATORY, CIVIL AND CRIMINAL SANCTIONS.

AS PART OF MY  COMPLIANCE  WITH THE CODE OF CONDUCT,  I  UNDERSTAND  THAT I MUST
REPORT TO THE  COMPLIANCE  OFFICER ALL  SECURITIES  TRANSACTIONS  AS REQUIRED BY
ARTICLE V OF THE CODE ON THE PROVIDED QUARTERLY SECURITIES TRANSACTION REPORT FORM (OR WITH THE APPROVAL OF THE COMPLIANCE OFFICER ARRANGE TO HAVE REPORTED BY DUPLICATE BROKER CONFIRMATIONS) NOT LATER THAN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

____ FURTHER, IF I HAVE INITIALED THE SPACE WHICH APPEARS TO THE LEFT OF THIS SENTENCE, I ALSO CONFIRM MY UNDERSTANDING THAT I HAVE BEEN SPECIALLY IDENTIFIED AND DESIGNATED BY THE COMPLIANCE OFFICER AS A PERSON WITH OPERATIONAL CONTROL OVER THE COMPANY'S INVESTMENTS (AN "OPERATIONAL CONTROL ACCESS PERSON") AND WHO THEREFORE SHOULD FILE 10-DAY NOTICE OF PERSONAL SECURITIES TRADING REPORTS IN ADDITION TO THE ABOVE-MENTIONED QUARTERLY REPORTS. BY SUCH INITIALS I CONFIRM MY UNDERSTANDING THAT AS PART OF MY COMPLIANCE WITH THE CODE OF CONDUCT, I MUST REPORT TO THE COMPLIANCE OFFICER ALL SECURITIES TRANSACTIONS AS REQUIRED BY ARTICLE V OF THE CODE ON THE PROVIDED 10-DAY NOTICE OF PERSONAL SECURITIES TRADING REPORT FORM (OR WITH THE APPROVAL OF THE COMPLIANCE OFFICER ARRANGE TO HAVE REPORTED BY DUPLICATE BROKER CONFIRMATIONS) NOT LATER THAN 10 DAYS AFTER THE TRADE DATE.

I UNDERSTAND THAT THIS INFORMATION WILL BE HELD IN STRICTEST CONFIDENCE AND WILL BE USED ONLY FOR THE PURPOSE OF ENSURING COMPLIANCE WITH APPLICABLE LAW AND THE PROVISIONS OF THE CODE.

-----------------------                           ------------------------------
      DATE                                             NAME (PLEASE PRINT)

                                                  ------------------------------
                                                             SIGNATURE

THIS FORM SHOULD BE COMPLETED IN ITS ENTIRETY AND DELIVERED TO: HENRY G. GULICK, COMPLIANCE OFFICER, CHUBB ASSET MANAGERS, INC. 15 MOUNTAIN VIEW ROAD, P.O. BOX 1615, WARREN, NJ 07061-1615, TELEPHONE: (908) 903-3561. FACSIMILE: (908)
903-2003.

                                       26